UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2005

VALERO L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-16417	74-2956831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas		78249
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

5-Year Term Credit Agreement. On July 1, 2005, Valero Logistics Operations, L.P. (“Valero Logistics”), as borrower, Valero L.P., JPMorgan Chase Bank, N.A., as Administrative Agent, Barclays Bank PLC, as Syndication Agent, and Mizuho Corporate Bank Ltd., Royal Bank of Canada, The Royal Bank of Scotland PLC, The Bank of Nova Scotia, and Suntrust Bank, as Co-Documentation Agents, and the lenders party thereto entered into a 5-Year Term Credit Agreement dated as of July 1, 2005 (the “Term Credit Agreement”) with an aggregate commitment of $525 million.

Amendment to 5-year Revolving Credit Agreement. On July 1, 2005, Valero Logistics, as borrower, Valero L.P., JPMorgan Chase Bank, N.A., as Administrative Agent, Barclays Bank PLC, as Syndication Agent, and Mizuho Corporate Bank Ltd., Royal Bank of Canada, The Royal Bank of Scotland PLC, The Bank of Nova Scotia, and Suntrust Bank, as Co-Documentation Agents, and the lenders party thereto entered into the First Amendment to 5-Year Revolving Credit Agreement dated as of June 30, 2005 (the “Revolving Credit Agreement” and together with the Term Credit Agreement, the “Agreements”). The Revolving Credit Agreement, with an initial aggregate commitment of $400 million, was entered into on December 20, 2004, and the terms of the Revolving Credit Agreement, as amended by the First Amendment, became effective as of July 1, 2005. See also Valero L.P.’s Form 8-K filed December 23, 2004.

Valero Logistics’ obligations under the Agreements are unsecured and are guaranteed by Valero L.P. and certain material subsidiaries of Valero L.P. Under the Agreements, Valero Logistics, a wholly owned subsidiary of Valero L.P., will be subject to customary covenants and provisions including limitations on indebtedness, liens, dispositions of material property, mergers and asset transfers. Borrowings under the Agreements bear interest under one of three rate options, selected by us, equal to either:

•	the higher of (a) JPMorgan’s prime rate and (b) the federal funds effective rate plus one-half percent, plus an applicable margin that will vary between 0% and 0.5% based upon Valero Logistics’ credit rating;

•	LIBOR, as adjusted for statutory reserve requirements for Eurocurrency liabilities, plus an applicable margin that will vary, based upon Valero Logistics’ credit rating, between (a) 0.525% and 1.2% for the Revolving Credit Agreement and (b) 0.5% and 1.5% for the Term Credit Agreement; or

•	A fixed rate loan with an interest rate determined pursuant to a competitive bid of the lenders.

The applicable margins are determined based upon the ratings assigned by Standard & Poor’s Rating Services and Moody’s Investor Services for Valero Logistics’ senior unsecured non-credit enhanced long-term debt.

The Agreements require that Valero L.P. maintain:

•	a consolidated interest coverage ratio of not less than 3-to-1; or

•	a consolidated debt coverage ratio of less than:

•	5-to-1 for any four consecutive quarters ending on or before June 30, 2006; and

•	4.75-to-1 for any four consecutive quarters ending on or subsequent September 30, 2006,

subject to adjustment following certain acquisitions.

The Agreements contains customary events of default, including upon a “change in control,” that could result in the acceleration of all amounts and cancellation of all commitments outstanding under the Agreements. A “change in control” is defined to mean any of the following events:

(a)	(i) Valero Energy Corporation (“Valero Energy”) shall cease, indirectly or directly, to own at least a majority of the issued and outstanding equity interests of, or shall cease to control, the general partner(s) of Valero L.P., or (ii) 100% (and not less than 100%) of the issue and outstanding equity interest of the general partner(s) of Valero Logistics shall cease to be owned, directly or indirectly, or Valero Logistics shall cease to be controlled, by Valero Energy and/or Valero L.P.; or

(b)	100% (and not less than 100%) of the limited partnership interests of Valero Logistics shall cease to be owned in the aggregate, directly or indirectly, by Valero L.P. and/or Valero Energy.

Valero Logistics has the right to increase the commitments under the Revolving Credit Agreement by an additional $200 million, provided that one or more lenders party to the Revolving Credit Agreement provides such increase.

Some of the lenders and their affiliates under the Agreements have performed investment banking, financial advisory and other commercial services for us and our affiliates and Valero Energy, the owner of our general partner, and its affiliates in the ordinary course of business from time to time for which they have received customary fees and expenses. The lenders and their affiliates may, from time to time in the future, engage in transactions with and perform services for us and our affiliates and Valero Energy and its affiliates in the ordinary course of business.

In connection with the closing of the mergers of subsidiaries of Valero L.P. with and into Kaneb Services LLC and Kaneb Pipe Line Partners, L.P. (together with Kaneb Services LLC, “Kaneb”) on July 1, 2005 (the “Kaneb Merger”), Valero Logistics borrowed the total amount of $525 million under the Term Credit Agreement and $180 million under the Revolving Credit Agreement. The aggregate borrowings in the amount of $705 million (plus the approximately $29.2 million in cash received from Valero Energy to maintain its 2% general partnership interest as a result of the new issuance of Valero L.P. common units in the merger of a subsidiary of Valero L.P. with and into Kaneb Pipe Line Partners, L.P.) was primarily used to fund the Kaneb Merger and to pay off in full various Kaneb credit facilities and the prior Valero Logistics credit facility as described in Item 1.02 below.

Full and Unconditional Guarantees of Valero Logistics Operations, L.P. and Kaneb Pipe Line Operating

Partnership, L.P. Indentures

Both Valero L.P. and Valero Logistics have agreed to jointly and severally, fully and unconditionally guarantee the obligations of Kaneb Pipe Line Operating Partnership, L.P. (“KPOP”), an indirect 100% owned subsidiary of Valero L.P., under the Indenture dated as of February 21, 2002, by and between KPOP and JP Morgan Chase Bank, as trustee thereunder, as supplemented.

Further, KPOP has agreed to fully and unconditionally guarantee the obligations of Valero Logistics Operations, L.P. under the Indenture dated as of July 15, 2002, by and between Valero Logistics Operations, L.P. and The Bank of New York, as trustee thereunder, as supplemented.

Item 1.02 Termination of a Material Definitive Agreement.

On July 1, 2005 and in connection with the closing of the Agreements, Valero Logistics terminated that certain Amended and Restated Credit Agreement, dated as of December 15, 2000, as amended March 6, 2003, among Valero Logistics, JP Morgan Chase Bank and the Lenders party thereto, and paid off its outstanding indebtedness thereunder.

In addition, the following Kaneb debt instruments were terminated and all indebtedness outstanding thereunder was paid of in full:

•	the Credit Agreement, dated as of March 25, 1998, between Martin Oil LLC (successor to Martin Oil Corporation) and Harris Trust and Savings Bank;

•	the Facility Agreement, dated as of April 16, 2003, among ST Australia PTY Ltd, Terminals Pty Ltd, KPOP and National Australia Bank Ltd;

•	the $400 million Revolving Credit Agreement dated as of April 24, 2003 among KPOP, as borrower, Kaneb Pipe Line Partners, L.P., SunTrust Bank, as administrative agent, and the lenders party thereto; and

•	the Loan Agreement, dated as of July 13, 2001, among Kaneb Services LLC, Kaneb Pipe Line Partners, L.P. and Bank of Scotland.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions contained in Item 1.01 in this report are incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO L.P.

By:	Riverwalk Logistics, L.P. its general partner

	By:	Valero GP, LLC its general partner

Date: July 8, 2005

By:	/s/ Amy L. Perry
Name:	Amy L. Perry
Title:	Assistant Secretary